SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 1996

                     CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

            VIRGINIA                    0-23954            54-1589139
           (State of                  (Commission          (IRS Employer
          incorporation)             File Number)       Identification No.)

        306 EAST MAIN STREET
        RICHMOND, VIRGINIA                              23219
        (Address of principal                        (Zip Code)
         executive offices)

              Registrant's telephone number, including area code:
                                 (804) 643-1761



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                     CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                     Index

                                                                      Page No.

Item 2. Acquisition or Disposition of Assets                            5

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

               a.     Independent Auditors' Report
                        (Longmeadow Apartments)*

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Longmeadow Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Longmeadow Apartments)*

               b.     Independent Auditors' Report
                        (Trophy Chase (Westfield) Apartments)*

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Trophy Chase (Westfield) Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Trophy Chase (Westfield)
                        Apartments)*

               c.     Independent Auditors' Report
                        (Beacon Hill Apartments)*

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Beacon Hill Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Beacon Hill Apartments)*

               d.     Independent Auditors' Report
                        (Meadow Creek Apartments)*

* To be filed by amendment.

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Meadow Creek Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Meadow Creek Apartments)*

               e.     Independent Auditors' Report
                        (Summer Walk (Lakewood) Apartments)*

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Summer Walk (Lakewood) Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Summer Walk (Lakewood) Apartments)*

               f.     Independent Auditors' Report
                        (Willow Creek Apartments)*

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Willow Creek Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Willow Creek Apartments)*

               g.     Pro Forma Statement of Operations for
                        the Three Months ended March 31, 1996
                        (unaudited)*

                      Pro Forma Balance Sheet as of
                        March 31, 1996 (unaudited)*

                      Pro Forma Statement of Operations
                        for the Year ended December 31, 1995
                        (unaudited)*

               h.     Exhibits

                      10.1       Purchase Contract for Longmeadow
                                 Apartments

                      10.2       Property Management Agreement for
                                 Longmeadow Apartments

* To be filed by amendment.

                      10.3 Purchase Contract for Trophy Chase (Westfield) Apartments

                      10.4 Property Management Agreement for Trophy Chase (Westfield) Apartments

                      10.5       Purchase Contract for Beacon Hill
                                 Apartments

                      10.6 Property Management Agreement for Beacon Hill Apartments

                      10.7       Purchase Contract for Meadow Creek
                                 Apartments

                      10.8 Property Management Agreement for Meadow Creek Apartments

                      10.9 Purchase Agreement for Summer Walk (Lakewood) Apartments

                      10.10 Property Management Agreement for Summer Walk (Lakewood) Apartments

                      10.11      Purchase Agreement for Willow Creek
                                 Apartments

                      10.12 Property Management Agreement for Willow Creek Apartments

                      23.1       Consent of Independent Auditors*

                      23.2       Consent of Independent Auditors*

                      23.3       Consent of Independent Auditors*

                      23.4       Consent of Independent Auditors*

                      23.5       Consent of Independent Auditors*

                      23.6       Consent of Independent Auditors*

* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                             LONGMEADOW APARTMENTS
                           Charlotte, North Carolina

        On April 30, 1996, effective April 1, 1996, the Company purchased the Longmeadow Apartments, a 120-unit apartment complex having an address of 6017 Williams Road in Charlotte, North Carolina (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,025,000. At closing, the Company paid the entire purchase price in cash with the proceeds of the Offering. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. The following information was obtained from the Mecklenburg County Chamber of Commerce. Charlotte is the most populous city in North Carolina and the county seat of Mecklenburg County. It is located 225 miles northeast of Atlanta, Georgia and 350 miles southwest of Washington, D.C. As of 1995, Charlotte and Mecklenburg County had an aggregate population in excess of 442,750, and the greater Charlotte trading area, known as Metrolina, had a population in excess of 1.3 million.

        The area holds the largest supply of business capital between Philadelphia and Dallas, with $43 billion in assets held by banks headquartered in Charlotte. Charlotte is the third largest financial center in the U.S. (behind New York and San Francisco) with two of the nation's 10 largest banks. First Union and NationsBank have their executive headquarters in Charlotte. One reason for Charlotte's high employment rate is the continued attraction of new business to Charlotte. Although distribution and finance are the primary areas of activity and growth, there are more than 950 manufacturing firms in Mecklenburg County.

        Charlotte's geographic location and diversified economic base have accounted for its growth as a distribution and transportation hub. The Charlotte area is served by Interstate Highways I-85 and I-77 and U.S. Highways 21, 29 and 74. Additionally, plans are underway for construction of I-285 and the Independence Expressway, which will connect the major expressways. There are 10 major commercial airlines serving the area, with 184 flights to and from Charlotte daily. The

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Charlotte/Douglas International Airport is the nation's 23rd largest airport in terms of passenger boardings, and provides direct and non-stop service to over 100 cities daily.

        The Charlotte area is home to an extensive higher education system. Charlotte is the location of one branch of the University of North Carolina and there are 25 other colleges and universities within the Metrolina area. They collectively represent an enrollment of over 90,000 persons.

        The Property is located on Williams Road off of Harris Boulevard in the City of Charlotte. The immediate area consists of other multi-family housing, commercial and retail development and single-family housing. The Property is convenient to area shopping centers. The Property is readily accessible from Interstates 85 and 77. The downtown area and Charlotte/Douglass International Airport are easily accessible from the Property via Interstate 77.

        Description of the Property. The Property consists of 120 garden style apartments located in 13 buildings on approximately seven acres of land. The Property was constructed in 1986.

        The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $60,000 for repairs and improvements, including painting and exterior renovations.

        The unit mix and rents currently being charged new tenants are as follows:

                                          Approximate
                                         Interior Square     Monthly
Quantity       Type                          Footage          Rental
- --------       ----                         ---------         ------
   3          studio                           568              $465
   3          studio-deluxe                    596               485
  12          1 bedroom, 1 bath                624               490
   6          1 bedroom, 1 bath                648               510
  18          1 bedroom, 1 bath              672-690           505-525
  72          2 bedrooms, 2 baths            958-995           605-635
   6          3 bedrooms, 2 baths             1,115              750

        The apartments provide a combined total of 104,000 square feet of net rentable area.

        Leases at the Property are for the terms of one year or less. Average rental rates for the past five years have generally remained constant, with some recent increase. As an example, a two bedroom, two bath apartment rented for $520 in 1991, $520 in 1992, $520 in 1993, $520 in 1994, and $570 in 1995. The
average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995, was $7.44, $7.44, $7.44, $7.44, and $8.16, respectively.

        The buildings are wood frame construction on concrete slabs. Roofs are pitched and covered with composition shingles. Windows are aluminum with dual panes.

        The amenities at the Property include an outdoor swimming pool, playground, laundry facilities and a combined clubhouse and rental office. There is an ample paved parking.

        All apartments units have wall-to-wall carpeting in living areas and vinyl floors in the kitchen and bath. Each unit has a cable television hook-up, washer and dryer connection, miniblinds and an individually controlled heating and air-conditioning unit. Most of the apartment units include fireplaces, vaulted ceilings, bay windows and room-sized decks. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which covers heat, air-conditioning, cooking, hot water and lights.

        There are at least five apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey. Cornerstone Management Group, Inc., estimates that occupancy in nearby competing projects now averages approximately 95%.

        The seller is a limited partnership which originally built the Property in 1986. Approximately two years ago, the seller filed for protection under Chapter 11 of the Bankruptcy Code. In the opinion of the Company and Cornerstone Management Group, Inc., the operating difficulties encountered by the seller are attributable to excessive mortgage debt and the absence of needed partnership capital. Since the Company expects to own the Property on a debt-free basis and plans to improve management and marketing activities, the Company and Cornerstone Management

Group, Inc. believe that the difficulties encountered by the seller will not be similarly encountered by the Company.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1991, 95% in 1992, 96% in 1993, 96% in 1994, and 97% in 1995. On May 21, 1996, the Property was 97% occupied. The tenants are a mix of white-color and blue-collar workers and students. Major employers of tenants include IBM and the University of North Carolina at Charlotte.

        In 1995 real estate tax rate applicable to the Property was approximately $1.233 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $47,315. The assessed value was $3,600,510. The basis of the depreciable residential real property portion of the Property (currently estimated at about $4,230,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

               1. The Advisor and the Company believe that the Charlotte, North Carolina area will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

               2. Based upon an engineering report and its own inspections, the Company believes that the Property is generally in sound condition.

               3. The Property is conveniently located and proximate to major employers and shopping.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $100,500. Cornerstone Management Group, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property.

                            TROPHY CHASE APARTMENTS
                           Charlottesville, Virginia

        On April 30, 1996, effective April 1, 1996, the Company purchased the Westfield Apartments, a 185-unit apartment complex having an address of 2704 Peyton Drive outside of Charlottesville, Virginia (the "Property"). The Company has renamed the Property the "Trophy Chase Apartments." The purchase price was $3,710,000. At closing, the entire purchase price was paid in cash using the proceeds of the Offering. Title to the Property was conveyed to the Company by limited warranty deed.

        The Company purchased the Property from a limited partnership in which Glade M. Knight, an Affiliate of the Advisor, served as a co-general partner. The other general partner is an affiliate of a major investment banking firm. A company owned and controlled by Mr. Knight also managed the Property since 1983. All of the distributable cash received from the Company as a result of the purchase will be distributed to the limited partners of the seller as a partial return of their equity. Mr. Knight, in his capacity as a general partner of the seller, will not receive any cash from the proceeds of the sale. The other general partner, which effectively represents the interests of the limited partners of the seller, had reached a business decision to terminate its activities in the real estate industry. In addition, the other general partner had determined that, as a result of the Tax Reform Act of 1986, the limited partners of the seller had maximized the value of their investment in the Property.

        Pursuant to the Bylaws of the Company, the purchase from an Affiliate must be approved by a majority of the Company's Independent Directors. The purchase was approved by unanimous vote of such Independent Directors. The Company also obtained an independent appraisal and engineering report in accordance with its standard practice and Bylaws. The appraised value was in excess of the purchase price of the Property.

        Location. The following information is based in part upon information provided by the Charlottesville Chamber of Commerce. The Property is located in Virginia, within Albemarle County, in close proximity to the City of Charlottesville. The greater Charlottesville metropolitan area has a population of approximately 130,000. Growth has been steady since the 1970's, and steady growth is expected to continue throughout the 1990's. Charlottesville is located approximately 70 miles northwest of Richmond, Virginia and approximately 95 miles southwest of Washington, D.C.

        The Charlottesville area has a diverse economy. However, the largest employer in the area is the University of Virginia, which has approximately 10,500 employees. The University of Virginia was designed by Thomas Jefferson in 1815 and has grown into one of the largest colleges in Virginia, with an undergraduate program as well as graduate schools in law, business, medicine, engineering, commerce and education. There are over 20,000 students at the school. The University of Virginia was responsible for bringing close to 480,000 visitors to the area during 1992, whose spending totaled almost $44 million.

        The Property is located in the northern portion of the metropolitan area. The immediate area consists of extensive commercial and retail development. The Property is readily accessible from U.S. Route 29, which provides access to Interstate 64, the major interstate highway in the area.

        Description of the Property. The Property consists of 185 garden-style apartments in nine buildings on approximately 7.5 acres of land. The Property was constructed in two phases in 1969 and 1970.

        Management believes that the Property has been well maintained and is in generally good condition. However, the Company has budgeted approximately $522,000 for repairs and improvements, including office renovation, siding replacement and interior renovations.

        The Property offers numerous unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                Approximate
                                              Interior Square     Monthly
Quantity                 Type                     Footage         Rental
- --------                 ----                    ---------        ------
  35               1 bedroom, 1 bath                659           $420
                     (breakfast bar)

  24               1 bedroom, 1 bath                843            455
                     (den)

  31               1 bedroom, 1 bath                659            420
  22               1 bedroom, 1 bath                659            435
                     (tudor)

  16               2 bedrooms, 1 bath               799            460
  16               2 bedrooms, 1 bath              1,064           510
                     (den)

  19               2 bedrooms, 1 bath               922            480
                     (tudor)

  12               2 bedrooms, 2 baths              922            485
  10               3 bedrooms, 2 baths             1,197           560


        The apartments provide a combined total of 148,500 square feet of net rentable area.

        Leases at the Property are for terms of one year or less. Average rental rates for the last five years have generally been constant. As an example, a one bedroom, one bath apartment rented for $420 in 1991, $420 in 1992, $420 in 1993, $420 in 1994, and $420 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995, was $6.84, $6.84,
$6.84, $6.84, and $6.84, respectively.

        The buildings are of wood frame construction, with a combination of brick veneer and white aluminum siding on either concrete slabs or concrete and block foundations. In one phase, roofs are pitched and covered with fiberglass shingles, and, in the other phase are flat with rubber membrane surfacing. Windows are single pane with aluminum frames.

        The amenities at the Property include two outdoors swimming pools, a sunbathing area, a clubhouse and laundry facilities.

        All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each unit has a cable television hook-up and an individually controlled heating and air-conditioning unit. All kitchens are equipped with a refrigerator/freezer, electric range and oven, and garbage disposal. Some, but not all, units have dishwashers. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which covers heat, air-conditioning, cooking, hot water and lights.

        There are at least seven apartment properties which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, estimates that occupancy at nearby competing projects now averages approximately 94%.

        Physical occupancy at the Property averaged approximately 90% in 1991, 90% in 1992, 90% in 1993, 90% in 1994, and 90% in 1995. On May 21, 1996, the
Property was 90% occupied. Most of the tenants are blue-collar workers. Approximately 25% are white-collar workers and 5% of the tenants are graduate students.

        The 1995 real estate tax rate applicable to the Property was approximately $0.72 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $36,226. The assessed value was $5,031,500. The basis of the depreciable residential real property portion of the Property (currently estimated at about $2,770,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

               1. The Advisor and the Company believe that the Charlottesville, Virginia area will enjoy continued economic development and steady population increase, and that such development and increase, together with the presence of the

University of Virginia, will support stable occupancy rates and reasonable increases in rents at the Property.

               2. Based upon an engineering report and its own inspections, the Company believes that the Property is generally in sound condition.

               3. The Property is conveniently located and proximate to major employers and shopping.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $74,200. Cornerstone Management Group, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property.

                             BEACON HILL APARTMENTS
                           Charlotte, North Carolina

        On May 30, 1996, effective May 1, 1996, the Company purchased the Beacon Hill Apartments, a 349-unit apartment complex having an address of 5625 South Boulevard, Charlotte, North Carolina (the "Property").

        The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $13,300,000. At closing, the entire purchase price was paid in cash from the proceeds of the Offering. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. A description of Charlotte, North Carolina appears under "Longmeadow Apartments" in this report. The Property is located on South Boulevard at Tyvola Road in Charlotte, North Carolina. The immediate area consists of other multi-family housing, commercial and retail development and single-family housing. The Property is located close to major shopping, dining and entertainment. The Property has convenient access to Interstate 77 and Interstate 85, the Charlotte-area interstates. The downtown area and Charlotte/Douglas International Airport are readily accessible from the Property via Interstate 77.

        Description of the Property. The Property consists of 349 garden-style apartments in 14 buildings located on approximately 14.2 acres of land. The Property was constructed in 1985.

        The Company believes that the Property is generally in good condition. However, the Company has budgeted approximately $60,000 for repairs and improvements, to include clubhouse renovation and parking lot repair.

        The Property offers a number of unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                 Approximate
                                              Interior Square        Monthly
Quantity                 Type                     Footage             Rental
- --------                 ----                    ---------           --------
  69               1 bedroom, 1 bath                530                $460
 112               1 bedroom, 1 bath                652               480-500
  31               1 bedroom, 1 bath                745               520-540
                     w/sun room
  39               1 bedroom, 1 bath                748               545-570
  28               2 bedrooms, 1.5 baths            826               605-640
  16               2 bedrooms, 2 baths              892               660-680
  12               2 bedrooms, 2 baths              958               685-690
                     w/sun room
  42               2 bedrooms, 2 baths            1,079               705-725


        The apartments provide a combined total of 256,000 square feet of net rentable area.

        Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally remained constant or increased. As an example, a one bedroom apartment rented for $395 in 1991, $395 in 1992, $395 in 1993, $405 in 1994, and $430 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, and 1993, 1994, and 1995 was $7.79, $7.79, $7.79, $7.92, and $8.47, respectively.

        The buildings are wood frame construction on concrete slab. Roofs are pitched and covered with composition shingles. Exteriors are brick veneer and hardboard siding. The windows are aluminum with dual panes. All of the siding was repainted by the former owner in April 1996 at a cost of approximately $50,000.

        The Property has two outdoor swimming pools, two hot tubs, two laundry facilities, a car wash area and a clubhouse with a rental office. There is ample paved parking for residents.

        All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath, as well as cable television hook-ups, and individually controlled heating and air conditioning units. Most apartment units include such amenities as a fireplace, ceiling fans, an over-sized patio or balcony and washer/dryer connections. All kitchens have a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold and hot water, sewer service and trash removal. The tenants pay for their own electricity usage which covers heat, air conditioning, cooking, and lights.

        There are at least seven apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 93%.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1991, 92% in 1992, 96% in 1993, 94% in 1994, and 93% in 1995. On June 7, 1996, the Property was 90% occupied. Most of the tenants are employed as professionals or white-collar workers and only a small percentage of the residents are employed in blue-collar jobs. According to information and tenant files, at the time of the Company's acquisition of the Property, approximately one quarter of the tenants had household incomes in excess of $35,000. The major employers of the tenants include USAir, Microsoft and Carolina Medical.

        The 1995 real estate tax rate applicable to the Property was approximately $1.233 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $145,319. The assessed value was $11,134,740. The basis of the depreciable residential real property portion of the Property (currently estimated at about $8,738,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

               1. The Advisor and the Company believe that the Charlotte, North Carolina area will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

               2. Based upon an engineering report and its own inspections, the Company believes that the Property is generally in sound condition.

               3. The Property is conveniently located and proximate to major employers and shopping.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $266,000. Cornerstone Management Group, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property.

                            MEADOW CREEK APARTMENTS
                           Pineville, North Carolina

        On May 31, 1996, effective June 1, 1996, the Company purchased the Meadow Creek Apartments, a 250-unit apartment complex having an address of 12821 Meadow Creek Lane in Pineville, North Carolina (the "Property").

        The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $11,100,000. At closing, the entire purchase price was borrowed on an interim basis under the Unsecured Line of Credit. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. Pineville is a suburb located southeast of Charlotte, North Carolina. For a description of the greater Charlotte, North Carolina area, see "Longmeadow Apartments" in this report.

        Southeast Charlotte is one of the more popular residential locations in the Charlotte area. Historically, most growth in the Charlotte area has been to the south of the city. At one time, Highway 51 represented a southern boundary for growth. However, in the last ten years, growth has continued beyond Highway
51. Such growth has been encouraged by substantial major road improvements in the area, including widening of Highway 51 to a four-lane highway, and the partial completion of Interstate 485, the Charlotte Beltway.

        One of the more significant economic elements in the growth in the southern area of Charlotte was the construction of Carolina Place Mall, which comprises 1,200,000 square feet. This mall, completed in 1991, has Belk's, JCPenney, Dillard's and Hecht's as its anchors. The mall is located approximately five miles from the Property.

        Residential growth in the area has also been vigorous. The area southeast of Charlotte has the largest number of new apartments under construction, as well as some of the more affluent neighborhoods in the region, including Piper Glen, Providence Country Club and Ballantyne. Ballantyne is an approximately 2,000-acre mixed used development including high- end single-family housing, a country club, and retail and corporate office sites. There is an entrance to Ballantyne approximately 1.5 miles from the Property.

        The immediate area surrounding the Property consists of other multi-family housing, commercial and retail development and single-family housing. The Property is located near major shopping, dining and entertainment. The Property is approximately one mile from Interstate 485.

        Description of the Property. The Property consists of 250 garden-style apartments in twelve two-story and three-story buildings on approximately 21.8 acres of land. The Property was constructed in 1984.

        The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $150,000 for repairs and improvements, including roof replacement and clubhouse renovation.

        The Property offers three unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                Approximate
                                              Interior Square         Monthly
Quantity             Type                        Footage              Rental
- --------             ----                       ---------             ------
 110            1 bedroom, 1 bath                  696                 $520
 120            2 bedrooms, 2 baths                958                  625
  20            3 bedrooms, 2 baths              1,170                  740


        The apartments provide a combined total of 215,000 square feet of net rentable area.

        Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two bedroom apartment rented for $490 in 1991, $495 in 1992, $515 in 1993, $555 in 1994, and $575 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, 1995 was $7.12, $7.12, $7.41, $7.98,
and $8.27, respectively.

        The buildings are wood frame construction with pitched roofs covered with asphalt shingles. There are mostly poured concrete foundations, but some buildings are constructed on a crawl space. The exteriors are a combination of hardboard and brick siding. The windows are double-paned and insulated. Over the past 18 months, 230 of the 250 apartments have had the individual heating and air conditioning units replaced. In addition, the Property was repainted less than two years ago and the pool area was recently reconditioned. Also, over the last 18 months, the former owner expended approximately $98,000 in exterior improvements including roof replacement. About half of the roofs are new or in otherwise excellent condition.

        The Property features an outdoor swimming pool with jacuzzi, two lighted tennis courts, a children's playground, a sauna and weight room, and a designated car wash area. There is also a clubhouse with a rental office. There is ample paved parking for residents and, at the back of the Property, a designated parking area for recreational vehicles.

        All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen, bath and utility closets. Each unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each unit has a fireplace and washer/dryer connections, and some apartment units feature a bay window, full size pantry and large walk-in closets. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property provides cold water, sewer service and trash removal. The tenants pay for their own electricity usage which covers heat, air conditioning, cooking, hot water, and lights. The prior owner states that it spent approximately $79,000 in carpet replacement and $10,000 in appliance replacement over the last 18 months.

        There are at least six apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%. There are a number of competing projects now under construction, and additional construction of competing projects in the future is likely.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 86% in 1991, 88% in 1992, 94% in 1993, 94% in 1994, and 94% in 1995. On June 7, 1996, the Property was 97% occupied. The tenants are employed in a mix of white-collar and blue-collar jobs. According to tenant files, approximately one quarter of the residents had household incomes in excess of $40,000 as of the date of the Company's purchase of the Property.

        The 1995 real estate tax rate applicable to the Property was approximately $0.995 per $100 of assessed value, the real estate taxes for 1995 were calculated to be $79,324. The assessed value was $7,392,080. The basis of the depreciable residential real property portion of the Property (currently estimated at about $6,631,350) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

               1. The Advisor and the Company believe that the Charlotte, North Carolina area will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

               2. Based upon an engineering report and its own inspections, the Company believes that the Property is generally in sound condition.

               3. The Property is conveniently located and proximate to major employers and shopping.

               4. The Property is located in a particularly attractive, "up-scale" suburban area of Charlotte, in close proximity to a number of affluent neighborhoods. Thus, the Property may be deemed a particularly attractive residence by prospective tenants.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $222,000, as and when proceeds of the Offering are applied to repay the debt incurred to purchase the Property. Cornerstone Management Group, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property.

                             SUMMER WALK APARTMENTS
                            Concord, North Carolina

        On May 31, 1996, effective May 1, 1996, the Company purchased the Lakewood Apartments, a 160-unit apartment complex having an address of 500 Summerlake Drive, in Concord, North Carolina (the "Property"). The Company has changed the name of the Property to "Summer Walk."

        The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $5,660,000. At closing, the entire purchase price was borrowed on an interim basis under the Unsecured Line of Credit. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. Concord is a suburb of Charlotte, North Carolina. For a description of the greater Charlotte, North Carolina area, see "Longmeadow Apartments" in this report.

        Concord is approximately 20 miles east of Charlotte, and is located within Cabarras County. The population of Cabarras County is approximately 157,000.

        Concord is the home of Charlotte Motor Speedway, as well as many manufacturing plants for companies such as Philip Morris, Fieldcrest Cannon, Perdue Farms, S&D Coffee and Willis Hosiery Mills. The area is served by Interstate Highways I-85 and I-77, and U.S. Highways 21, 29 and 74.

        The immediate neighborhood surrounding the Property are characterized by various retail centers, restaurants and businesses.

        Description of the Property. The Property consists of 160 garden-style apartments in 14 buildings located on approximately 27 acres of land. The Property was constructed in 1983.

        The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $320,000 for repairs and improvements including roof and siding replacement and clubhouse renovation.

        The Property offers a variety of unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                     Approximate
                                                   Interior Square      Monthly
Quantity                    Type                       Footage          Rental
- --------                    ----                      ---------         ------
  10               1 bedroom, 1 bath                     700             $445
  12               1 bedroom, 1 bath w/FP                700              450
  10               1 bedroom, 1 bath, FP,                700              450
                     cathedral ceiling
  6                1 bedroom, 1 bath,                    700              445
                     handicapped
  2                1 bedroom, 1 bath,                    700              450
                     handicapped w/FP
  20               2 bedrooms, 1 bath                   1,000             530
  14               2 bedrooms, 1 bath                   1,000             540
                     w/FP
  6                2 bedrooms, 1 bath,                  1,000             550
                     FP, cathedral ceiling
  16               2 bedrooms, 2 baths                  1,000             550
  30               2 bedrooms, 2 baths                  1,000             560
                     w/FP
  14               2 bedrooms, 2 baths,                 1,000             570
                     FP, cathedral ceiling
  8                3 bedrooms, 2 baths                  1,300             640
  12               3 bedrooms, 2 baths                  1,300             650
                     w/FP

        The apartments provide a combined total of 154,000 square feet of net rentable area.

        The Property is subject to a Housing Assistance Payments (HAP) Contract with HUD, under which the owner receives rent subsidies in exchange for maintaining certain rent-restricted apartment units. Under the HAP Contract, the Property must make available 32 apartment units. These currently consist of 12 one-bedroom, one-bath units (current rent of $427), and 20 two-bedroom, one-bath units (current rent of $497). The current rents are $23 and $33, respectively, below market rents for similar units. The HAP Contract expires on January 31, 1998, and the Company does not plan to seek its renewal.

        Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. However, rental rates decreased in 1995. The Company and Cornerstone Management Group, Inc. believe that such decrease was attributable to inadequate attention by the former management company and the lack of capital, while the Property was in bankruptcy, properly to maintain the Property. As an example, a one bedroom apartment (with fireplace) rented for $383 in 1991, $393 in 1992, $425 in 1993, $467 in 1994, and $413 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, 1995 was $6.20, $6.36, $6.88,
$7.56, and $6.63, respectively.

        The buildings are wood frame construction on concrete slab or crawl space. Roofs are pitched and covered with composition shingles. The windows are aluminum with dual panes. The exteriors are a combination of brick and masonite siding.

        The Property has an outdoor swimming pool, two tennis courts, a fishing lake, hiking trails, a laundry room and a clubhouse with a rental office. There is ample paved parking for residents.

        All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and are individually controlled heating and air conditioning unit. Each apartment unit has a washer/dryer connection and 150 apartment units include microwaves. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which includes heat, air conditioning, cooking, hot water and lights.

        There are at least four apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 93%.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 88% in 1991, 86% in 1992, 91% in 1993, 85% in 1994, and 90% in 1995. On June 7, 1996, the Property was 90% occupied. The tenants are a mix of white-collar and blue-collar workers and students. According to tenant files, at the time of the Company's acquisition of the Property, over 40% of the tenants' household incomes were in excess of $35,000. The major employers of the tenants include Philip Morris, UNC Charlotte and Cabarras Memorial Hospital.

        The seller was a North Carolina limited partnership which originally built the Property. The seller filed for protection under Chapter 11 of the Bankruptcy Code approximately two years ago. During the bankruptcy period, the Property was managed by at least three different management companies. In the opinion of Cornerstone Management Group, Inc., the management by these companies was substandard. However, Cornerstone Management Group, Inc. does not believe that any problems associated with the operation of the Property cannot be remedied by new management. In addition, the Company and Cornerstone Management Group, Inc. believe that the prior bankruptcy was largely a result of excessive debt encumbering the Property and the lack of partnership capital of the seller. Since the Company intends to own and operate the Property on a debt-free basis, Cornerstone Management Group, Inc. and the Company do not believe that these factors will be relevant to the Company's proposed ownership and operation of the Property.

        The 1995 real estate tax rate applicable to the Property was approximately $1.005 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $34,307. The assessed value was $3,413,680. The basis of the depreciable residential real property portion of the Property (currently estimated at about $2,480,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

               1. The Advisor and the Company believe that the eastern areas of Charlotte, North Carolina will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

               2. Based upon an engineering report and its own inspections, the Company believes that the Property is generally in sound condition.

               3. The Property is conveniently located and proximate to a large number of major employers and shopping.

               4. The Property has a wide variety of unit types, which can appeal to a wide variety of prospective tenants.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $113,200, as and when proceeds of the Offering are applied to repay the debt incurred to purchase the Property. Cornerstone Management Group, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property.

                            WILLOW CREEK APARTMENTS
                             Durham, North Carolina

        On May 31, 1996, effective May 1, 1996, the Company purchased the Willow Creek Apartments, a 200-unit apartment complex having an address of 18 Weather Hill Circle, Durham, North Carolina (the "Property").

        The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $8,345,000. At closing, the entire purchase price was borrowed on an interim basis under the Unsecured Line of Credit. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. Durham, North Carolina is located in the North Central portion of North Carolina, approximately equidistant between Atlanta and New York. The Blue Ridge Mountains are approximately 150 miles to the west and the Atlantic Coast is approximately 150 miles to the east. As of 1992, Durham was the fifth largest city in the state of North Carolina, with a population of 144,000. Durham County had a population of 189,000 in 1992.

        Durham is home to Duke University, and its nationally known medical center, which are located within 10 miles of the Property. Research Triangle Park is approximately 20 miles from the Property. Both the Durham Regional Hospital and Northgate Mall are in the same general area as the Property.

        The immediate neighborhood surrounding the Property is characterized by various retail centers, restaurants, and businesses. The Property is within walking distance of a strip shopping center which has two grocery stores, a state employees' credit union, Willow Dale Spa and Willow Dale Cinemas. The movie theater houses ten theaters and the spa is frequently used by residents of the Property. The Raleigh/Durham International Airport is accessible from Interstate 85, which is within three miles of the Property.

        Description of the Property. The Property consists of 200 garden-style apartments in 12 buildings on approximately 21 acres of land. The Property was constructed in 1984.

        The Company believes that the Property has been well maintained and is generally in good condition. However the Company has budgeted approximately $400,000 for repairs and improvements, including siding replacement and clubhouse renovation.

        The Property offers seven unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                   Approximate
                                                 Interior Square       Monthly
Quantity                  Type                       Footage           Rental
- --------                  ----                      ---------          ------
  26               1 bedroom, 1 bath                   750            $550-560
  32               1 bedroom, 1 bath w/FP              750             550-560
  10               1 bedroom, 1 bath,                  750             550-560
                     handicapped
  24               2 bedrooms, 2 baths                1,000            630-640
  16               2 bedroom, 2 baths,                1,000            630-640
                     w/FP
  48               2 bedrooms, 2 baths                1,100            645-655
                     (split)
  44               2 bedrooms, 2 baths                1,100            645-655
                     (split) w/FP

        The apartments provide a combined total of 192,000 square feet of net rentable area.

        Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two bedroom apartment rented for $487 in 1991, $510 in 1992, $565 in 1993, $640 in 1994, and $655 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, 1995 was $6.39, $6.69, $7.41, $8.40,
and $8.59, respectively.

        The buildings are wood frame construction on concrete slab or crawl space. Roofs are pitched and covered with composition shingles. The windows are aluminum with dual panes. The exteriors are a combination of brick and masonite siding. The Property has an outdoor swimming pool, two tennis courts, a playground, a laundry room and a clubhouse with a rental office. There is ample paved parking for residents.

        All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each unit has a fire extinguisher, cable television hook-up, and an individually controlling heating and air conditioning unit. All top-floor units have a fireplace. All apartment units have washer-dryer connections, mini blinds, vertical blinds, and a patio or balcony. Each kitchen is equipped with a microwave, refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which includes, heat, air conditioning, cooking, hot water and lights.

        There are at least four apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally slightly higher when compared with those of the Property. Based on a recent telephone survey,

Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

        According to information provided by the Seller, physical occupancy at the Property averaged approximately 96% in 1991, 95% 1992, 94% 1993, 98% 1994, and 93% in 1995. On June 7, 1996, the Property was 89% occupied. The tenants are a mix of white collar and blue collar workers and students. According to tenant files, at the time of the Company's acquisition of the Property, over half of the tenants' household incomes were in excess $40,000.

        The seller was a North Carolina limited partnership which originally built the Property. The seller filed for protection under Chapter 11 of the Bankruptcy Code approximately two years ago. During the bankruptcy period, the Property was managed by at least three different management companies. In the opinion of Cornerstone Management Group, Inc., the management by these companies was substandard. However, Cornerstone Management Group, Inc. does not believe that any problems associated with the operation of the Property cannot be remedied by new management. In addition, the Company and Cornerstone Management Group, Inc. believe that the prior bankruptcy was largely a result of excessive debt encumbering the Property and the lack of partnership capital of the seller. Since the Company intends to own and operate the Property on a debt-free basis, Cornerstone Management Group, Inc. and the Company do not believe that these factors will be relevant to the Company's proposed ownership and operation of the Property.

        The 1995 real estate tax rate applicable to the Property was approximately $1.6227 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $108,883. The assessed value was $6,818,200. The basis of the depreciable residential real property portion of the Property (currently estimated at about $5,982,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

               1. The Advisor and the Company believe that the Durham, North Carolina area will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property. In particular, the Advisor and the Company believe that the presence of Duke University and associated businesses and activities will have a positive impact on the area for the indefinite future.

               2. Based upon an engineering report and its own inspections, the Company believes that the Property is generally in sound condition.

               3. The Property is conveniently located and proximate to major employers and shopping.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $166,900, as and when proceeds of the Offering are applied to repay the debt incurred to purchase the Property. Cornerstone Management Group, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property.

                                   ITEM 7.a.*

                                   ITEM 7.b.*

                                   ITEM 7.c.*

                                   ITEM 7.d.*

                                   ITEM 7.e.*

                                   ITEM 7.f.*

* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the due date for filing this report.

                                   ITEM 7.g.*

* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the due date for filing this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Cornerstone Realty Income Trust, Inc.

Date: June 14, 1996                 By: /s/ STANLEY J. OLANDER, JR.
                                        Stanley J. Olander, Jr.,
                                        Vice President of
                                        Cornerstone Realty
                                        Income Trust, Inc.

                                 EXHIBIT INDEX

                        Cornerstone Realty Income Trust
                         Form 8-K dated April 30, 1996

Exhibit Number               Exhibit                              Page Number

    10.1                 Purchase Contract for
                         Longmeadow Apartments

    10.2                 Property Management Agreement
                         for Longmeadow Apartments

    10.3                 Purchase Contract for Trophy
                         Chase (Westfield) Apartments

    10.4                 Property Management Agreement
                         for Trophy Chase (Westfield)
                         Apartments

    10.5                 Purchase Contract for Beacon
                         Hill Apartments

    10.6                 Property Management Agreement
                         for Beacon Hill Apartments

    10.7                 Purchase Contract for Meadow
                         Creek Apartments

    10.8                 Property Management Agreement
                         for Meadow Creek Apartments

    10.9                 Purchase Agreement for Summer
                         Walk (Lakewood) Apartments

    10.10                Property Management Agreement
                         for Summer Walk (Lakewood)
                         Apartments

    10.11                Purchase Agreement for Willow
                         Creek Apartments

    10.12                Property Management Agreement
                         for Willow Creek Apartments

    23.1                 Consent of Independent Auditors*

    23.2                 Consent of Independent Auditors*

    23.3                 Consent of Independent Auditors*

    23.4                 Consent of Independent Auditors*

    23.5                 Consent of Independent Auditors*

    23.6                 Consent of Independent Auditors*

* To be filed by amendment.